UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

CLOUD SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4590 MacArthur Blvd., Suite 500

Newport Beach, CA 92660

(Address of principal executive office)

1-866-250-2999

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets.

On January 22, 2015, pursuant to the Stock Purchase Agreement, entered into as of December 8, 2014 (the “Agreement”), by and between Cloud Security Corporation (the “Company”) and Goldenrise Development, Inc., a California corporation (“Goldenrise”) the Company completed a 1:100 reverse stock split and issued 12,000,000 shares of the Company’s common stock (the “Shares”) to Goldenrise. The transaction was previously approved by shareholders representing 58.1% of the outstanding shares of the Company’s common stock by majority written consent on December 8, 2014 and by unanimous written consent of the Board of Directors of the Company on December 8, 2014. The closing of the transaction was subject to the completion of the 1:100 reverse stock split.

The issuance of the Shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 12, 2014, which is incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

Reference is made to the disclosure in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01       Changes in Control of Registrant.

Pursuant to the terms of the Agreement, Goldenrise acquired a controlling interest in the Company pursuant to issuance of the Shares which constitutes approximately 92% of the issued and outstanding shares of common stock of the Company. At the closing of the Agreement on January 22, 2015, the Company effected a change in control with Goldenrise acquiring approximately 92% of the outstanding shares of Common Stock and control of the Company.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters.

Item 5.07       Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure(s) in Item(s) 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01        Other Events.

On December 8, 2014, the Company’s Board and a majority of its shareholders approved a one for one hundred (1:100) reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective on January 22, 2015. As a result of the Reverse Stock Split, every one hundred (100) shares of issued and outstanding common stock of the Company were converted into one (1) share of common stock. All fractional shares created by the Reverse Stock Split were rounded to the nearest whole share.  If the fraction created was one half or less, it was rounded down to the nearest whole share.  If the fraction was more than one half, it was rounded up to the nearest whole share.  Each shareholder received at least one share. The number of the Company’s authorized shares of common stock will not change.

A new CUSIP number has been issued for the Company’s common stock (“18911V200”) to distinguish stock certificates issued after the effective date of the Reverse Stock Split. The Company’s old CUSIP number was 18911V101.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD SECURITY CORPORATION

Dated: January 22, 2015	By:	/s/ Safa Movassaghi
Safa Movassaghi
Duly Authorized Officer, Chief Executive Officer

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